POWER OF ATTORNEY

We, the undersigned officers and trustees of U.S. Global Investors Funds (Trust), do hereby severally constitute and appoint Frank E. Holmes and Susan B. McGee, each of them acting singularly, as our true and lawful attorneys, with full powers to them and each of them to sign for us, in our names in the capacities indicated below, and Post-Effective Amendment to the Registration Statement of the Trust on Form N-1A to be filed with the Securities and Exchange Commission and to take such further action in respect thereto as they, in their sole discretion, deem necessary to enable the Trust to comply with the provisions of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and all requirements and regulations of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all documents related to said Amendment to the Registration Statement.

         IN WITNESS WHEREOF, we have hereunto set our hands on the dates indicated below.

Signature                           Title                      Date


/s/ James F. Gaertner
-------------------------
James F. Gaertner                   Trustee                    October 26, 2006

/s/ J. Michael Belz
-------------------------
J. Michael Belz                     Trustee                    October 26, 2006